EXHIBIT 10.2

FLORIDA CERTIFICATE
OF GOOD STANDING OF
PHYSICIANS HEALTHCARE MANAGEMENT GROUP, INC.

State of Florida
Department of State

I certify from the records of this office that PHYSICIANS HEALTHCARE MANAGEMENT GROUP, INC. is a corporation organized under the laws of Nevada, authorized to transact business in the State of Florida, qualified on December 8, 2006.

The document number of this corporation is F06000007576.

I further certify that said corporation has paid all fees due this office through December 31, 2009, that its most recent annual report was filed on March 30, 2009, and its status is active.

I further certify that said corporation has not filed a Certificate of Withdrawal.

[State Seal]